UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  August 18, 2009

(Date of earliest event reported)

WPT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50848	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

(323) 330-9900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 28, 2009, WPT Enterprises, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Gamynia Limited (“Buyer”) to sell substantially all of the Company’s operating assets other than cash, investments and certain excluded assets to Buyer. The Purchase Agreement was disclosed in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on August 3, 2009.

Under the Purchase Agreement, the Company is to file a preliminary proxy statement with the SEC within 21 days of signing the Purchase Agreement. The Company’s Board of Directors has received an alternative acquisition proposal and is following the process required by the Purchase Agreement. Until the process required by the Purchase Agreement is completed, the Company will delay the filing of a preliminary proxy statement with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

August 18, 2009	By:	/s/ Thomas Flahie

Name: Thomas Flahie
Title: Interim Chief Financial Officer